Certificate of Amendment
(Pursuant to NRS 78.380)


              Certificate of Amendment to Articles of Incorporation
                         For Nevada Profit Corporations
               (Pursuant to NRS 78,380- Before Issuance of Stock)

1.Name of Corporation

 AE&E PHARMA CORPORATION

2. The articles have been amended as follows (provide article number if available)

Article 4 shall be amended to read as the follows: The Name of the CORPORATION is CHINA HEALTH HOLDING, INC.

3. The undersigned declare that they contribute at least two thirds of the incorporator: [ ], or of the board of directors [X] (check only one box).

4. Effective date of filing (optional): 5/20/04

5. The undersigned affirmatively declare that to the date of this certificate no stock of this corporation has been issued.

6. Signatures

/s/ Jenny Lu, Xuejian                                /s/ Jenny Lu, Xuejian
---------------------                                ---------------------
     Signature                                              Signature

If more than two signatures attach an 8 1/2 by 11 plain sheet of paper with the signatures.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.